UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 28, 2015
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On September 28, 2015, we issued a press release announcing that we had priced our registered direct offering of 1,017,272 shares of its common stock and Series B pre-funded warrants to purchase 482,728 shares of common stock at a price of $2.20 per share. Concurrently in a private placement, we are issuing Series A warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.83 per share, which are not exercisable for six months from issuance and are exercisable for five years thereafter. The gross proceeds of the registered offering and the private placement are expected to be $3,300,000 before payment of expenses. The Company has agreed to file a registration statement for the resale of the shares of common stock issuable upon exercise the Series A Warrants. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title
99.1	Press release dated September 28, 2015, entitled “Cellectar Biosciences Announces Pricing of $3.3 Million Financing”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2015	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title
99.1	Press release dated September 28, 2015, entitled “Cellectar Biosciences Announces Pricing of $3.3 Million Financing”

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